Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Carl M. Casale, Timothy Skidmore and James Zappa his true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on the 11th day of January, 2017, by the following persons:

Name	Title

/s/ CARL M. CASALE
Carl M. Casale	President and Chief Executive Officer (Principal Executive Officer)

/s/ TIMOTHY SKIDMORE
Timothy Skidmore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JEAN BRIAND
Jean Briand	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ DAVID BIELENBERG
David Bielenberg	Director and Chairman of the Board of Directors

/s/ DON ANTHONY
Don Anthony	Director

/s/ CLINTON J. BLEW
Clinton J. Blew	Director

/s/ DENNIS CARLSON
Dennis Carlson	Director

/s/ CURT EISCHENS
Curt Eischens	Director

/s/ JON ERICKSON
Jon Erickson	Director

Name	Title

/s/ MARK FARRELL
Mark Farrell	Director

/s/ STEVE FRITEL
Steve Fritel	Director

/s/ ALAN HOLM
Alan Holm	Director

/s/ DAVID JOHNSRUD
David Johnsrud	Director

/s/ DAVID KAYSER
David Kayser	Director

/s/ RANDY KNECHT
Randy Knecht	Director

/s/ GREG KRUGER
Greg Kruger	Director

/s/ EDWARD MALESICH
Edward Malesich	Director

/s/ PERRY MEYER
Perry Meyer	Director

/s/ STEVE RIEGEL
Steve Riegel	Director

/s/ DANIEL SCHURR
Daniel Schurr	Director